                                                                     EXHIBIT 4.1

                            FOUNDRY NETWORKS, INC.

                     2000 NON-EXECUTIVE STOCK OPTION PLAN


     1.   Purposes of the Plan.  The purposes of this 2000 Non-Executive Stock
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Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees and Consultants of the Company and to promote the success of the Company's business. Options granted hereunder shall be Nonstatutory Stock Options.

     2.   Definitions.  As used herein, the following definitions shall apply:
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          (a) "Administrator" shall mean the Board or any of its Committees
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appointed pursuant to Section 4 of the Plan.

          (b) "Affiliate" means an entity which, together with the Company, is
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under common control of a third person or entity.

          (c) "Applicable Laws" means the legal requirements relating to the
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administration of stock option plans under applicable U.S. state corporate laws, U.S. federal and applicable state securities laws, the Code, any Stock Exchange rules and regulations and the applicable laws of any other country or jurisdiction where Options are granted under the Plan, as such laws, rules, regulations and requirements shall be in place from time to time.

          (d) "Board" shall mean the Board of Directors of the Company.
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          (e) "Code" shall mean the Internal Revenue Code of 1986, as amended.
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          (f) "Committee" shall mean the Committee appointed by the Board of
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Directors in accordance with paragraph (a) of Section 4 of the Plan, if one is appointed.

          (g) "Common Stock" shall mean the Common Stock of the Company.
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          (h) "Company" shall mean Foundry Networks, Inc., a Delaware
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corporation.

          (i) "Consultant" shall mean any person who is engaged by the Company
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or any Parent, Subsidiary or Affiliate to render consulting services and is compensated for such consulting services, excluding any Officers, Named Executives and Directors.

          (j) "Continuous Service Status" means the absence of any interruption
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or termination of service as an Employee or Consultant to the Company or a Parent, Subsidiary or Affiliate. Continuous Service Status shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave;
(iii) any other leave of absence approved by the Administrator, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company, its Parents, Subsidiaries or Affiliates or their respective successors. A change in status from an Employee to a Consultant or from a Consultant to an Employee will not constitute an interruption of Continuous Service Status.

          (k) "Director" shall mean a member of the Board.
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          (l) "Employee" shall mean any person who is employed by the Company or
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any Parent, Subsidiary or Affiliate of the Company, excluding any Officer, Named Executive and Director.

          (m) "Exchange Act" shall mean the Securities Exchange Act of 1934, as
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amended.

          (n) "Fair Market Value" shall mean, as of any date, the value of
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Common Stock determined as follows:

              (i) If the Common Stock is listed on any established stock exchange or a national market system including without limitation the National Market of the National Association of Securities Dealers, Inc. Automated Quotation ("Nasdaq") System, its Fair Market Value shall be the closing sales price for such stock as quoted on such system on the date of determination (if for a given day no sales were reported, the closing bid on that day shall be used), as such price is reported in The Wall Street Journal or such other source
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as the Administrator deems reliable;

              (ii) If the Common Stock is quoted on the Nasdaq System (but not on the National Market thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the bid and asked prices for the Common Stock or;

              (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

          (o) "Named Executive" shall mean any individual who, on the last day
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of the Company's fiscal year, is the chief executive officer of the Company (or is acting in such capacity) or among the four highest compensated officers of the Company (other than the chief executive officer). Such officer status shall be determined pursuant to the executive compensation disclosure rules under the Exchange Act.

          (p) "Nonstatutory Stock Option" shall mean an Option not intended to
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qualify as an "incentive stock option," as designated in the applicable Option Agreement. "Incentive stock option" shall mean an Option intended to qualify as
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such within the meaning of Section 422 of the Code.

          (q) "Officer" shall mean a person who is appointed or elected by the
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Board of Directors as an officer of the Company, including but not limited to a person who is an officer within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (r) "Option" shall mean a stock option granted pursuant to the Plan.
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          (s) "Option Agreement" means a written document, the form(s) of which
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shall be approved from time to time by the Administrator, reflecting the terms of an Option granted under the Plan and includes any documents attached to or incorporated into such Option Agreement, including, but not limited to, a notice of stock option grant and a form of exercise notice.

          (t) "Optioned Stock" shall mean the Common Stock subject to an Option.
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          (u) "Option Exchange Program" means a program approved by the
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Administrator whereby outstanding Options are exchanged for Options with a lower exercise price or are amended to decrease the exercise price as a result of a decline in the Fair Market Value of the Common Stock.

          (v) "Optionee" shall mean an Employee or Consultant who receives an
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Option.

          (w) "Parent" shall mean a "parent corporation," whether now or
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hereafter existing, as defined in Section 424(e) of the Code.

          (x) "Plan" shall mean this 2000 Non-Executive Stock Option Plan.
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          (y) "Rule 16b-3" shall mean Rule 16b-3 promulgated under the Exchange
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Act as the same may be amended from time to time, or any successor provision.

          (z) "Share" shall mean a share of the Common Stock, as adjusted in
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accordance with Section 12 of the Plan.

          (aa) "Subsidiary" shall mean a "subsidiary corporation," whether now
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or hereafter existing, as defined in Section 424(f) of the Code.

     3.   Stock Subject to the Plan.  Subject to the provisions of Section 13 of
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the Plan, the maximum aggregate number of shares which may be sold under the Plan is 1,996,188 shares of Common Stock. The Shares may be newly authorized but unissued, or reacquired (treasury), shares of Common Stock. If an Option expires or becomes unexercisable for any reason without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall, unless the Plan has terminated, become available for future grant or sale under the Plan. However, Shares that have actually been issued under the Plan upon exercise of an Option shall not be returned to the Plan and shall not become available for future grant and sale under the Plan, except that if Shares have been repurchased by the Company at the Optionee's original purchase price in connection with termination of the Optionee's Continuous Service Status, such Shares shall become available for future grant and sale under the Plan.

     4.   Administration of the Plan.
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          (a) Composition of Administrator.  The Plan shall be administered by
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(A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. If a Committee has been appointed pursuant to this Section 4(a), such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of any Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies (however caused) and remove all members of a Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws.

          (b) Powers of the Administrator.  Subject to the provisions of the
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Plan, and in the case of a Committee, the specific duties delegated by, or limitations of authority imposed by, the Board to or on such Committee, the Administrator shall have the authority, in its discretion:

              (i)     to grant Options under the Plan;

             (ii) to determine, upon review of relevant information and in accordance with Section 2(n) of the Plan, the Fair Market Value of the Common Stock;

             (iii) to determine the exercise price per share of Options to be granted, which exercise price shall be determined in accordance with Section 8(a) of the Plan;

             (iv) to determine the Employees or Consultants to whom, and the time or times at which, Options shall be granted and the number of shares to be represented by each Option;

             (v)      to interpret the Plan;

             (vi)     to approve forms of agreement for use under the Plan;

             (vii) to determine the terms and provisions of each Option granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option;

             (viii) to accelerate or defer (with the consent of the Optionee) the exercise date of any Option;

             (ix) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Administrator;

             (x) to implement an Option Exchange Program on such terms and conditions as the Administrator in its discretion deems appropriate, provided that no amendment or adjustment to an Option that would materially and adversely affect the rights of any Optionee shall be made without the prior written consent of the Optionee;

             (xi) to adjust the vesting of an Option held by an Employee or Consultant as a result of a change in the terms or conditions under which such person is providing services to the Company;

             (xii) to determine whether and under what circumstances an Option may be settled in cash under Section 9(f) instead of Common Stock;

             (xiii) in order to fulfil the purposes of the Plan and without amending the Plan, to modify grants of Options to Employees or Consultants who are foreign nationals or employed outside the United States in order to recognize differences in local law, tax policies or customs; and

             (xiv) to make all other decisions, determinations and interpretation necessary or advisable for the administration of the Plan, all of which shall be final and binding on all recipients of awards (and their permitted transferees) granted under the Plan.

     5.   Eligibility.
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          (a) Recipients of Grants.  Options may be granted only to Employees
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and Consultants. An Employee or Consultant who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options.

          (b) Type of Option.  Each Option shall be designated in the Option
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Agreement as a Nonstatutory Stock Option.

          (c) At-Will Relationship.  The Plan shall not confer upon any Optionee
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any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his right or the Company's right to terminate his or her employment or consulting relationship at any time, with or without cause.

     6.   Term of Plan.  The Plan shall become effective upon its adoption by
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the Board of Directors. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 14 of the Plan.

     7.   Term of Option. The term of each Option shall be ten (10) years from
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the date of grant thereof or such shorter term as may be provided in the Option Agreement.

     8.   Exercise Price and Consideration.
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          (a) The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Administrator, but shall be no less than 85% of the Fair Market Value per Share on the date of grant.

          (b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator and may consist entirely of (1) cash, (2) check, (3) promissory note, (4) other Shares of Common Stock which (i) either have been owned by the Optionee for more than six (6) months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (ii) have a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (5) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the exercise price, (6) any combination of such methods of payment, or (7) such other consideration and method of payment for the issuance of Shares to the extent permitted under the Applicable Laws. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company, and the Administrator may refuse to accept a particular form of consideration at the time of any Option exercise if, in its sole discretion, acceptance of such form of consideration is not in the best interests of the Company at such time.

     9.   Exercise of Option.
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          (a) Procedure for Exercise; Rights as a Stockholder.  Any Option
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granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, consistent with the terms of the Plan and reflected in the Option Agreement, including vesting requirements and/or performance criteria with respect to the Company and/or the Optionee.

          An Option may not be exercised for a fraction of a Share.

          An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 8(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 12 of the Plan.

          Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b) Termination of Employment or Consulting Relationship.  In the
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event of termination of an Optionee's Continuous Service Status with the Company, such Optionee may, but only within three (3) months (or such other period of time, not less than 30 days, as is determined by the Administrator) after the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise his Option to the extent that he was entitled to exercise it at the date of such termination. To the extent that the Optionee was not entitled to exercise the Option at the date of such termination, or if the Optionee does not exercise the Option to the extent so entitled within the time specified above, the Option shall terminate and the Optioned Stock underlying the unexercised portion of the Option shall revert to the Plan. No termination shall be deemed to occur and this Section 9(b) shall not apply if (i) the Optionee is a Consultant who becomes an Employee, or (ii) the Optionee is an Employee who becomes a Consultant.

          (c) Disability of Optionee.  Notwithstanding the provisions of Section
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9(b) above, in the event of termination of an Optionee's Continuous Service Status as a result of Optionee's disability (including a disability within the meaning of Section 22(e)(3) of the Code), Optionee may, but only within twelve
(12) months (or such other period of time as is determined by the Administrator) from the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option (to the extent so entitled) within the time specified above, the Option shall terminate, and the Optioned Stock underlying the unexercised portion of the Option shall revert to the Plan.

          (d) Death of Optionee. Notwithstanding the provisions of Section 9(b)
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above, in the event of the death of an Optionee during the period of Continuous Service Status since the date of grant of the Option, or within 30 days following termination of the Optionee's Continuous Service Status, the Option may be exercised, at any time within six (6) months following the date of death (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), by such Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of death or, if earlier, the date of termination of the Optionee's Continuous Service Status.
To the extent that the Optionee was not entitled to exercise the Option at the date of death or termination, as the case may be, or if the Optionee does not exercise such Option to the extent so entitled within the time specified above, the Option shall terminate and the Optioned Stock underlying the unexercised portion of the Option shall revert to the Plan.

          (e) Extension of Exercise Period.  The Administrator shall have full
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power and authority to extend the period of time for which an Option is to remain exercisable following termination of an Optionee's Continuous Service Status from the periods set forth in Sections 9(b), 9(c) and 9(d) above or in the Option Agreement to such greater time as the Board shall deem appropriate, provided, that in no event shall such Option be exercisable later than the date of expiration of the term of such Option as set forth in the Option Agreement.

          (f) Buy-Out Provisions.  The Administrator may at any time offer to
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buy out for a payment in cash or Shares an Option previously granted under the Plan, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time such offer is made.

     10.  Taxes.
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          (a) As a condition of the exercise of an Option granted under the Plan, the Optionee (or in the case of the Optionee's death, the person exercising the Option) shall make such arrangements as the Administrator may require for the satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with the exercise of an Option and the issuance of Shares. The Company shall not be required to issue any Shares under the Plan until such obligations are satisfied. If the Administrator allows the withholding or surrender of Shares to satisfy a Participant's tax withholding obligations under this Section 10 (whether pursuant to Section 10(c), (d) or (e), or otherwise), the Administrator shall not allow Shares to be withheld in an amount that exceeds the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes.

          (b) In the case of an Employee and in the absence of any other arrangement, the Employee shall be deemed to have directed the Company to withhold or collect from his or her compensation an amount sufficient to satisfy such tax obligations from the next payroll payment otherwise payable after the date of an exercise of the Option.

          (c) In the case of a Optionee other than an Employee (or in the case of an Employee where the next payroll payment is not sufficient to satisfy such tax obligations, with respect to any remaining tax obligations), in the absence of any other arrangement and to the extent permitted under the Applicable Laws, the Optionee shall be deemed to have elected to have the Company withhold from the Shares to be issued upon exercise of the Option that number of Shares having a Fair Market Value determined as of the applicable Tax Date (as defined below) equal to the minimum statutory amount required to be withheld. For purposes of this Section 10, the Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined under the Applicable Laws (the "Tax Date").
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          (d) If permitted by the Administrator, in its discretion, a Optionee may satisfy his or her tax withholding obligations upon exercise of an Option by surrendering to the Company Shares that (i) in the case of Shares previously acquired from the Company, have been owned by the Optionee for more than six months on the date of surrender, and (ii) have a Fair Market Value determined as of the applicable Tax Date equal to the minimum statutory amount required to be withheld.

          (e) Any election or deemed election by a Optionee to have Shares withheld to satisfy tax withholding obligations under Section 10(c) or (d) above shall be irrevocable as to the particular Shares as to which the election is made and shall be subject to the consent or disapproval of the Administrator. Any election by an Optionee under Section 10(d) above must be made on or prior to the applicable Tax Date.

          (f) In the event an election to have Shares withheld is made by a Optionee and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the

Code, the Optionee shall receive the full number of Shares with respect to which the Option is exercised but such Optionee shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

     11.  Non-Transferability of Options.  The Option may not be sold, pledged,
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assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution; provided, that the Administrator
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may in its discretion grant transferable Options pursuant to option agreements specifying (i) the manner in which such Options are transferable and (ii) that any such transfer shall be subject to the Applicable Laws. The designation of a beneficiary by an Optionee will not constitute a transfer. An Option may be exercised, during the lifetime of the Optionee, only by the Optionee or a transferee permitted by this Section 11.

     12.  Adjustments Upon Changes in Capitalization, Corporate Transaction and
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Other Transaction.
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          (a) Changes in Capitalization.  Subject to any required action by the
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stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option, the number of shares of Common Stock that have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, and the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

          (b) Dissolution or Liquidation.  In the event of the proposed
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dissolution or liquidation of the Company, the Board shall notify the Optionee at least fifteen (15) days prior to such proposed action. To the extent it has not been previously exercised, the Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.

          (c) Merger or Sale of Assets.  Except as may be otherwise set forth in
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the Notice of Stock Option Grant or Stock Option Agreement, in the event of a proposed sale of all or substantially all of the Company's assets or a merger of the Company with or into another corporation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, each outstanding Option shall be assumed or an equivalent option or right shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the successor corporation does not agree to assume the Option or to substitute an equivalent option, in which case such Option shall terminate upon the consummation of the merger or sale of assets.

          For purposes of this Section 12(c), an Option shall be considered assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a merger or sale of assets, each holder of an Option would be entitled to receive upon exercise of the award the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to such transaction, the holder of the number of Shares of Common Stock covered by the award at such time (after giving effect to any adjustments in the number of Shares covered by the Option as provided for in this Section 12); provided that if such consideration received in the transaction is not solely common stock of the successor corporation, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the award to be solely common stock of the successor corporation equal to the Fair Market Value of the per Share consideration received by holders of Common Stock in the transaction.

          (d) Certain Distributions.  In the event of any distribution to the
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Company's stockholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Administrator may, in its discretion, appropriately adjust the price per share of Common Stock covered by each outstanding Option to reflect the effect of such distribution.

     13.  Time of Granting Options.  The date of grant of an Option shall, for
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all purposes, be the date on which the Administrator makes the determination granting such Option. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

     14.  Amendment and Termination of the Plan.
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          (a) Authority to Amend or Terminate.  The Board may at any time amend,
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alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation (other than an adjustment pursuant to Section 12 above) shall be made that would materially and adversely affect the rights of any Optionee under any outstanding grant, without his or her consent.

          (b) Effect of Amendment or Termination.  No amendment or termination
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of the Plan shall materially and adversely affect Options already granted, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

     15.  Conditions Upon Issuance of Shares. Notwithstanding any other
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provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any Shares under the Plan unless such issuance or delivery would comply with the Applicable Laws, with such compliance determined by the Company in consultation with its legal counsel. As a condition to the exercise of an Option, the Company may require the person exercising the award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by law.

     16.  Reservation of Shares.  The Company, during the term of this Plan,
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will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     17.  Option Agreements.  Options shall be evidenced by Option Agreements in
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such forms as the Administrator shall from time to time approve.

     18.  Information to Optionees.  The Company shall provide to each Optionee
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upon request, during the period for which such Optionee has one or more Options outstanding, copies of all annual reports and other information which are provided to all stockholders of the Company.